Exhibit 99.1

Energous Corporation President and CEO, Stephen R. Rizzone, to Take a Leave of Absence for Health Reasons, Office of CEO Formed

SAN JOSE, Calif. — (BUSINESS WIRE) — Energous Corporation (Nasdaq: WATT), the developer of WattUp®, a revolutionary wireless charging 2.0 technology, today announced that the company’s president, and chief executive officer, Stephen R. Rizzone is taking a leave of absence due to health reasons effective immediately. The company has formed an Office of the CEO, comprised of executive officers Brian Sereda, Senior Vice President and Chief Financial Officer, Cesar Johnson, Chief Operating Officer and Executive Vice President of Engineering, and Neeraj Sahejpal, Senior Vice President of Marketing and Business Development. The Office of CEO will report directly to the company’s board of directors.

“We wish Steve a speedy recovery,” said Dan Fairfax, chairman of the board. “Energous has developed innovative technology that’s well-positioned for growth with its broad range of wireless power offerings and the Board has tremendous faith in the company’s executive leadership and its employees.”

After an initial review of its first quarter 2021 performance, Energous today announced its preliminary financial results for the first quarter ended March 31, 2021.

•	Revenue of approximately $145,000;

•	GAAP operating expenses between $8.7 million and $9.0 million;

•	Depreciation and amortization expenses of approximately $65,000;

•	Stock-based compensation expense between $2.2 million and $2.5 million; and

•	Cash and cash equivalents of approximately $44.8 million as of March 31, 2021.

The estimates presented is subject to completion of the applicable quarter-end closing procedures. Energous’ actual results for the quarter ended March 31, 2021 may vary from these estimates. In addition, estimated financial information is necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the estimated financial information described above will not materialize or will vary significantly from actual results. Accordingly, undue reliance should not be placed on this estimate.

About Energous Corporation

Energous Corporation (Nasdaq: WATT) is the global leader of Wireless Charging 2.0 technology. Its award-winning WattUp® solution is the only technology that supports both contact and distance charging through a fully compatible ecosystem. Built atop fast, efficient and highly scalable RF-based charging technology, WattUp is positioned to offer improvements over older, first generation coil-based charging technologies in power, efficiency, foreign device detection, freedom of movement and overall cost for consumer electronics, medical devices, retail, military, industrial/commercial IoT, automotive, military, retail and industrial applications. Energous develops silicon-based wireless power transfer (WPT) technologies and customizable reference designs, and provides worldwide regulatory assistance, a reliable supply chain, quality assurance, and sales and technical support to global customers. The company received the world’s first FCC Part 18 certification for at-a-distance wireless charging and has been awarded 234 U.S. patents for its WattUp wireless charging technology to-date.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of our forward-looking statements in this release include but are not limited to our statements about our preliminary financial results, the future of the wireless charging industry and our technology, and statements with respect to its expected functionality and company growth. Factors that could cause actual results to differ from what we expect include: uncertain timing of necessary regulatory approvals; timing of customer product development and market success of customer products; our dependence on distribution partners; and intense industry competition. We urge you to consider those factors, and the other risks and uncertainties described in our most recent annual report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequent quarterly reports on Form 10-Q as well as in other documents that may be subsequently filed by Energous from time to time with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’s views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

Energous Investor Relations:

Bishop IR

Mike Bishop

(415) 894-9633

IR@energous.com

Energous Public Relations:

PR@energous.com

(408) 963-0200